                                                                    EXHIBIT 12.1


RATIO SUPPORT

RATIO OF EARNINGS TO FIXED CHARGES

                                                         Hudson RCI
                                         ---------------------------------------------
                                                                      As
                                                                   Restated
                                          1995     1996     1997     1998        1999
                                          ----     ----     ----     ----        ----
Earnings:
    Pre-tax Income                        (118)   7,154   11,443   (61,676)        358

Fixed Charges:
    Interest Expense                     2,424    2,177    1,834    11,327      17,263
    Amort. of Debt Expense                 147       59       62        --          --
    Interest Factor of Rental
      Expense                              355      369      377       502         684
                                         -----    -----   ------   -------      ------
    Total Fixed Charges                  2,926    2,605    2,273    11,829      17,947
                                         -----    -----   ------   -------      ------
    Total Earnings Before
      Fixed Charges                      2,808    9,759   13,716   (49,847)     18,305
                                         -----    -----   ------   -------      ------

    Ratio of earnings to                   1.0      3.7      6.0        --         1.0
      fixed charges
    Deficiency of earnings to
      cover fixed charges                                          (61,676)

RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

                                                         Hudson RCI
                                     ---------------------------------------------------
                                                                         As
                                                                      Restated
                                     1995        1996         1997       1998       1999
                                     ----        ----         ----       ----       ----
Earnings:
   Pre-Tax Income                    (118)      7,154        11,443     (61,676)      358

Fixed Charges:
   Interest Expense                 2,424       2,177         1,834      11,327    17,263
   Amort. of Debt Expense             147          59            62          --        --
   Interest Factor of Rental
     Expense                          355         369           377         502       684
   Preferred Stock Dividend
     Expense                           --          --            --       4,187     6,518
                                   ------      ------        ------      ------    ------
   Total Fixed Charges              2,926       2,605         2,273      16,016    24,465
                                   ------      ------        ------      ------    ------
   Total Earnings Before
     Fixed Charges                  2,808       9,759        13,716     (49,847)   18,305
                                   ------      ------        ------      ------    ------

       Ratio of earnings to           1.0         3.7           6.0          --        --
         fixed charges and
           preferred stock
             dividends
Deficiency of earnings to                                               (65,863)   (6,160)
  cover fixed charges and
  preferred stock dividends


Computation if Interest Factor of Rental
----------------------------------------



                                              Hudson RCI
                               -----------------------------------------
                               1995     1996      1997      1998    1999
                               ----     ----      ----      ----    ----
Operating rental expense      1,065     1,106     1,132     1,506   2,052

Interest Factor                  33%       33%       33%       33%     33%
                              -----     -----     -----     -----   -----
     Total                      355       369       377       502     684
                              =====     =====     =====     =====   =====

Computation of Preferred Stock Expense
--------------------------------------



                                                Hudson RCI
                                 --------------------------------------------
                                 1995      1996      1997      1998      1999
                                 ----      ----      ----      ----      ----
Preferred stock expense           --        --        --       2,512     3,911
Tax effect (1.0-.40)              60%       60%       60%         60%       60%
                                 ---       ---       ---       -----     -----
                                  --        --        --       4,187     6,518
                                 ===       ===       ===       =====     =====